Exhibit 99.2

EMPIRE STATE REALTY TRUST
Supplemental Operating and Financial Data
March 31, 2023

First Quarter 2023

Forward-looking Statements

This presentation includes “forward looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (i) economic, market, political and social impact of, and uncertainty relating to, any pandemic; (ii) a failure of conditions or performance regarding any event or transaction described herein, (iii) resolution of legal proceedings involving the Company; (iv) reduced demand for office, multifamily or retail space, including as a result of changes in the use of office space and remote work; (v) changes in our business strategy; (vi) changes in technology and market competition that affect utilization of our office, retail, observatory, broadcast or other facilities; (vii) changes in domestic or international tourism, including due to health crises and pandemics, geopolitical events, including global hostilities, currency exchange rates, and/or competition from recently opened observatories in New York City, any or all of which may cause a decline in Observatory visitors; (viii) defaults on, early terminations of, or non-renewal of, leases by tenants; (ix) increases in the company’s borrowing costs as a result of changes in interest rates and other factors, including the current phasing out of LIBOR; (x) declining real estate valuations and impairment charges; (xi) termination of our ground leases; (xii) changes in our ability to pay down, refinance, restructure or extend our indebtedness as it becomes due and potential limitations on our ability to borrow additional funds in compliance with drawdown conditions and financial covenants; (xiii) decreased rental rates or increased vacancy rates; (xiv) our failure to execute any newly planned capital project successfully or on the anticipated timeline or budget; (xv) difficulties in identifying and completing acquisitions; (xvi) risks related to any development project (including our Metro Tower potential development site); (xvii) impact of changes in governmental regulations, tax laws and rates and similar matters; (xviii) our failure to qualify as a REIT; (xix) environmental uncertainties and climate-related risks, adverse weather conditions, rising sea levels and natural disasters; (xx) incurrence of taxable capital gain on disposition of an asset due to failure of use or compliance with a 1031 exchange program; and (xxi) accuracy of our methodologies and estimates regarding ESG metrics and goals, tenant willingness and ability to collaborate in reporting ESG metrics and meeting ESG goals, and impact of governmental regulation on our ESG efforts. For a further discussion of these and other factors that could impact the Company’s future results, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to update or revise publicly any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this presentation, except as required by applicable law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

First Quarter 2023

COMPANY PROFILE

Empire State Realty Trust, Inc., or the Company, is a leading real estate investment trust (REIT) that owns and manages a well-positioned property portfolio of office, retail and multifamily assets in Manhattan and the greater New York metropolitan area, including the Empire State Building, the world’s most famous building and its iconic, newly reimagined Observatory Experience.

BOARD OF DIRECTORS
Anthony E. Malkin	Chairman, President and Chief Executive Officer
Thomas J. DeRosa	Director, Chair of the Compensation and Human Capital Committee
Steven J. Gilbert	Director, Lead Independent Director
S. Michael Giliberto	Director, Chair of the Audit Committee
Patricia S. Han	Director
Grant H. Hill	Director
R. Paige Hood	Director, Chair of the Finance Committee
James D. Robinson IV	Director, Chair of the Nominating and Corporate Governance Committee

EXECUTIVE MANAGEMENT
Anthony E. Malkin	Chairman, President and Chief Executive Officer
Christina Chiu	Executive Vice President, Chief Operating Officer and Chief Financial Officer
Thomas P. Durels	Executive Vice President, Real Estate

COMPANY INFORMATION
Corporate Headquarters	Investor Relations	New York Stock Exchange
111 West 33rd Street, 12th Floor	IR@esrtreit.com	Trading Symbol: ESRT
New York, NY 10120
www.esrtreit.com
(212) 850-2600

RESEARCH COVERAGE
Bank of America Merrill Lynch	Camille Bonnel	(416)369-2140	camille.bonnel@bofa.com
BMO Capital Markets Corp.	John Kim	(212)885-4115	jp.kim@bmo.com
BTIG	Thomas Catherwood	(212)738-6140	tcatherwood@btig.com
Citi	Michael Griffin	(212)816-5871	michael.a.griffin@citi.com
Evercore ISI	Steve Sakwa	(212)446-9462	steve.sakwa@evercoreisi.com
Green Street Advisors	Dylan Burzinski	(949)640-8780	dburzinski@greenstreetadvisors.com
KeyBanc Capital Markets	Todd Thomas	(917)368-2286	tthomas@key.com
Wells Fargo Securities, LLC	Blaine Heck	(443)263-6529	blaine.heck@wellsfargo.com
Wolfe Research	Andrew Rosivach	(646)582-9251	arosivach@wolferesearch.com

First Quarter 2023
Highlights
(unaudited and dollars in thousands, except per share amounts)

	Three Months Ended
Office and Retail Metrics:	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Total rentable square footage	9,637,356	9,661,065	9,882,226	9,885,707	10,150,384
Percent occupied (1)	86.7%	85.2%	84.2%	84.3%	83.0%
Percent leased (2)	89.4%	88.6%	88.5%	87.8%	87.0%
Same Store Property Cash Net Operating Income (NOI):
Manhattan office portfolio	$58,227	$61,913	$57,257	$80,367	$63,799
Greater New York office portfolio	3,121	3,731	4,202	4,933	5,301
Standalone retail portfolio	512	753	1,315	1,932	2,272

Total Same Store Property Cash NOI	$61,860	$66,397	$62,774	$87,232	$71,372

Multifamily Metrics:
Multifamily NOI (4)	$3,499	$2,848	$2,579	$2,863	$3,286
Number of multifamily properties	3	3	2	2	2
Total number of units	721	721	625	625	625
Percent occupied	97.2%	96.3%	98.4%	98.4%	97.6%
Observatory Metrics:
Observatory NOI	$14,299	$23,789	$24,535	$19,592	$7,026
Number of visitors (3)	443,000	660,000	687,000	573,000	269,000
Change in visitors year over year	64.7%	83.3%	169.4%	253.7%	427.5%
Ratios at ESRT pro-rata share: (4)
Debt to Total Market Capitalization (5)	54.8%	54.0%	54.8%	53.0%	44.8%
Net Debt to Total Market Capitalization (5)	51.6%	50.9%	50.2%	48.7%	39.8%
Debt and Perpetual Preferred Units to
Total Market Capitalization (5)	56.9%	56.1%	57.0%	55.1%	46.5%
Net Debt and Perpetual Preferred Units to
Total Market Capitalization (5)	53.9%	53.1%	52.6%	51.0%	41.6%
Debt to Adjusted EBITDA (6)	6.6x	6.5x	6.7x	6.9x	7.7x
Net Debt to Adjusted EBITDA (6)	5.7x	5.7x	5.6x	5.8x	6.3x
Interest Coverage Ratio	2.9x	3.7x	3.7x	5.1x	3.6x
Core FFO Payout Ratio (7)	20%	16%	17%	12%	20%
Core FAD Payout Ratio (8)	97%	23%	51%	23%	161%
Core FFO per share - diluted	$0.16	$0.22	$0.21	$0.29	$0.18
Diluted weighted average shares	265,197,000	265,370,000	267,121,000	270,085,000	273,759,000
Class A common stock price at quarter end	$6.49	$6.74	$6.56	$7.03	$9.82
Average closing price	$7.33	$7.05	$7.42	$8.12	$9.41
Dividends declared and paid per share	$0.035	$0.035	$0.035	$0.035	$0.035
Dividends per share - annualized	$0.14	$0.14	$0.14	$0.14	$0.14
Dividend yield (9)	2.2%	2.1%	2.1%	2.0%	1.4%
Series 2013 Private Perpetual Preferred Units outstanding ($16.62 liquidation value)	1,560,360	1,560,360	1,560,360	1,560,360	1,560,360
Series 2019 Private Perpetual Preferred Units outstanding ($13.52 liquidation value)	4,664,038	4,664,038	4,664,038	4,664,038	4,664,038
Class A common stock	160,339,762	160,140,263	160,576,042	162,689,535	168,731,507
Class B common stock	988,974	989,871	993,332	994,252	994,837
Operating partnership units	110,618,164	109,904,589	110,959,627	111,420,579	111,791,527

Total common stock and operating partnership unitsoutstanding (10)	271,946,900	271,034,723	272,529,001	275,104,366	281,517,871

Notes:
(1)	Based on leases signed and commenced as of end of period.
(2)	Represents occupancy and includes signed leases not commenced.
(3)	Reflects the number of visitors who pass through the turnstile, excluding visitors who make a second visit on the same ticket at no additional charge.
(4)	Calculated including ESRT’s pro-rata 90% share of NOI, debt, interest, EBITDA and FFO at its joint venture properties.
(5)

Market capitalization represents the sum of (i) Company’s common stock per share price as of March 31, 2023 multiplied by the total outstanding number of shares of common stock and operating partnership units as of March 31, 2023; (ii) the number of Series 2014 perpetual preferred units at March 31, 2023 multiplied by $16.62, (iii) the number of Series 2019 perpetual preferred units at March 31, 2023 multiplied by $13.52, and (iv) our outstanding indebtedness as of March 31, 2023.

(6)	Calculated based on trailing 12 months Adjusted EBITDA.
(7)	Represents the amount of Core FFO paid out in distributions.
(8)	Represents the amount of Core FAD paid out in distributions.
(9)	Based on the closing price per share of Class A common stock on March 31, 2023.
(10)	Represents fully diluted common stock and operating partnership units as it includes unvested restricted stock and unvested LTIP units.

First Quarter 2023
Property Summary - Same Store (1) Net Operating Income (“NOI”) by Quarter
(unaudited and dollars in thousands)

	Three Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Same Store Portfolio
Revenues	$131,565	$138,097	$138,981	$138,988	$135,900
Operating expenses	(70,641)	(67,132)	(71,102)	(63,943)	(64,854)

Same store property NOI	60,924	70,965	67,879	75,045	71,046
Straight-line rent	(328)	(5,896)	(7,235)	(8,519)	(2,629)
Above/below-market rent revenue amortization	(694)	(630)	(333)	(554)	(540)
Below-market ground lease amortization	1,958	1,958	1,957	1,958	1,958

Total same store property cash NOI - excluding lease termination fees	$61,860	$66,397	$62,268	$67,930	$69,835

Percent change over prior year	(11.4)%	(3.3)%	(6.9)%	(7.2)%	1.0%

Property cash NOI	$61,860	$66,397	$62,268	$67,930	$69,835
Observatory cash NOI	14,299	23,789	24,535	19,592	7,026
Lease termination fees	—	—	—	18,859	1,173

Total portfolio same store cash NOI	$76,159	$90,186	$86,803	$106,381	$78,034

Same Store Manhattan Office Portfolio (2)
Revenues	$119,435	$125,014	$125,136	$125,405	$122,017
Operating expenses	(63,708)	(60,332)	(64,220)	(57,403)	(58,471)

Same store property NOI	55,727	64,682	60,916	68,002	63,546
Straight-line rent	1,236	(4,097)	(5,283)	(7,898)	(2,338)
Above/below-market rent revenue amortization	(694)	(630)	(333)	(554)	(540)
Below-market ground lease amortization	1,958	1,958	1,957	1,958	1,958

Total same store property cash NOI - excluding lease termination fees	58,227	61,913	57,257	61,508	62,626
Lease termination fees	—	—	—	18,859	1,173

Total same store property cash NOI	$58,227	$61,913	$57,257	$80,367	$63,799

Same Store Greater New York Metropolitan Area Office Portfolio
Revenues	$10,079	$10,617	$10,610	$10,632	$10,574
Operating expenses	(5,428)	(5,196)	(5,370)	(5,056)	(4,876)

Same store property NOI	4,651	5,421	5,240	5,576	5,698
Straight-line rent	(1,530)	(1,690)	(1,038)	(643)	(397)
Above/below-market rent revenue amortization	—	—	—	—	—
Below-market ground lease amortization	—	—	—	—	—

Total same store property cash NOI - excluding lease termination fees	3,121	3,731	4,202	4,933	5,301
Lease termination fees	—	—	—	—	—

Total same store property cash NOI	$3,121	$3,731	$4,202	$4,933	$5,301

Same Store Standalone Retail Portfolio
Revenues	$2,051	$2,466	$3,235	$2,951	$3,309
Operating expenses	(1,505)	(1,604)	(1,512)	(1,484)	(1,507)

Same store property NOI	546	862	1,723	1,467	1,802
Straight-line rent	(34)	(109)	(914)	22	106
Above/below-market rent revenue amortization	—	—	—	—	—
Below-market ground lease amortization	—	—	—	—	—

Total same store property cash NOI—excluding lease termination fees	512	753	809	1,489	1,908
Lease termination fees	—	—	—	—	—

Total same store property cash NOI	$512	$753	$809	$1,489	$1,908

Notes:

(1)

Excludes multifamily properties, 383 Main Avenue, Norwalk CT, which was disposed of in April 2022, 10 Bank Street, White Plains, NY which was sold in December 2022, 69-97 and 103-107 Main Street, Westport, CT which were sold in February 2023 and 500 Mamaroneck Ave, Harrison, NY which was sold in April 2023.

(2)	Includes 498,196 rentable square feet of retail space in the Company’s nine Manhattan office properties.

First Quarter 2023
Same Store Net Operating Income (“NOI”), Initial Cash Rent Contributing to Cash NOI
(unaudited and dollars in thousands)

	Three Months Ended
Reconciliation of Net Income to Cash NOI and Same Store Cash NOI	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Net income (loss)	$11,694	$21,620	$10,118	$48,695	$(17,221)
Add:
General and administrative expenses	15,708	16,478	15,725	15,876	13,686
Depreciation and amortization	47,408	44,500	46,984	58,304	67,106
Interest expense	25,304	25,634	25,516	25,042	25,014
Income tax expense (benefit)	(1,219)	1,322	1,457	363	(1,596)
Less:
Gain on disposition of property	(15,696)	(6,818)	—	(27,170)	—
Third-party management and other fees	(427)	(336)	(389)	(326)	(310)
Interest income	(2,595)	(2,804)	(1,564)	(431)	(149)

Net operating income	80,177	99,596	97,847	120,353	86,530
Straight-line rent	(556)	(6,029)	(7,341)	(8,597)	(2,595)
Above/below-market rent revenue amortization	(703)	(622)	(677)	(1,675)	(1,784)
Below-market ground lease amortization	1,958	1,958	1,957	1,958	1,958

Total cash NOI - including observatory and lease termination income	80,876	94,903	91,786	112,039	84,109
Less cash NOI from non-Same Store properties	(4,717)	(4,717)	(4,983)	(5,658)	(6,075)

Total Same Store cash NOI - including observatory and lease termination income	76,159	90,186	86,803	106,381	78,034
Less: observatory NOI	(14,299)	(23,789)	(24,535)	(19,592)	(7,026)
Less: Lease termination income	—	—	—	(18,859)	(1,173)

Total Same Store cash NOI - excluding observatory and lease termination income	$61,860	$66,397	$62,268	$67,930	$69,835

Initial Cash Rent Contributing to Cash NOI in the Following Years From Burn-off of Free Rent and Signed Leases not Commenced

	Square Feet	Initial Annual Cash Rent	Initial Cash Rent Contributing to Cash NOI in the Following Years
Expected Cash Commencement			2023	2024	2025	2026	2027
Second quarter 2023	208,044	$11,428	$7,815	$11,410	$11,398	$11,088	$10,701
Third quarter 2023	345,332	19,945	7,608	19,945	19,945	19,945	19,871
Fourth quarter 2023	134,226	7,410	1,096	7,410	7,410	7,410	7,410
First quarter 2024	229,986	14,578	—	13,199	14,578	14,578	14,578
Second quarter 2024	87,210	5,997	—	3,977	5,997	5,997	5,997
Third quarter 2024	65,187	4,447	—	1,607	4,447	4,447	4,447
Fourth quarter 2024	27,864	62	—	10	62	62	62
First quarter 2025	—	—	—	—	—	—	—
Second quarter 2025	99,520	5,997	—	—	4,157	5,997	5,997
Third quarter 2025	21,262	1,318	—	—	437	1,318	1,318

	1,218,631	$71,182	$16,519	$57,558	$68,431	$70,842	$70,381

	Incremental Annual Cash Rent (1)	Initial Annual Cash Rent	Initial Cash Rent Contributing to Cash NOI in the Following Years
1Q 2023			2023	2024	2025	2026	2027
Commenced leases in free rent period	$43,048	$47,280	$15,944	$45,538	$47,251	$46,940	$46,479
Signed leases not commenced	17,620	23,902	575	12,020	21,180	23,902	23,902

	$60,668	$71,182	$16,519	$57,558	$68,431	$70,842	$70,381

Notes:

(1)	Reflects initial annual cash rent less annual cash rent from existing tenant in the space.

First Quarter 2023
Property Summary - Leasing Activity by Quarter
(unaudited)

	Three Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Total Office and Retail Portfolio
Total leases executed	19	29	34	37	44
Weighted average lease term	9.1 years	5 years	7.9 years	10 years	8.7 years
Average free rent period	8.6 months	4.6 months	8.7 months	8.2 months	8.4 months
Office
Total square footage executed	201,145	142,828	294,016	316,949	317,633
Average starting cash rent psf - leases executed	$57.11	$55.46	$52.35	$60.28	$54.75
Previously escalated cash rents psf	$54.89	$55.10	$49.67	$58.25	$53.35
Percentage of new cash rent over previously escalated rents	4.1%	0.7%	5.0%	3.5%	2.6%
Retail
Total square footage executed	912	1,498	41,366	3,276	1,013
Average starting cash rent psf - leases executed	$39.47	$262.60	$137.72	$115.08	$120.81
Previously escalated cash rents psf	$65.79	$416.07	$153.81	$115.54	$126.33
Percentage of new cash rent over previously escalated rents	(40.0%)	(36.9%)	(10.5%)	(0.4%)	(4.4%)
Total Office and Retail Portfolio
Total square footage executed	202,057	144,326	335,382	320,225	318,646
Average starting cash rent psf - leases executed	$57.03	$57.66	$63.01	$60.86	$54.96
Previously escalated cash rents psf	$54.94	$58.93	$62.84	$58.86	$53.59
Percentage of new cash rent over previously escalated rents	3.8%	(2.2%)	0.3%	3.4%	2.6%
Leasing commission costs per square foot	$20.90	$13.60	$19.04	$24.44	$19.75
Tenant improvement costs per square foot	83.02	41.12	53.67	57.43	66.05

Total LC and TI per square foot (1)	$103.92	$54.72	$72.71	$81.87	$85.80

Occupancy	86.7%	85.2%	84.2%	84.3%	83.0%
Manhattan Office Portfolio
Total leases executed	15	22	21	27	29
Office - New Leases
Total square footage executed	168,335	75,182	94,467	159,970	215,560
Average starting cash rent psf - leases executed	$57.42	$62.95	$59.97	$67.84	$59.80
Previously escalated cash rents psf	$54.71	$58.78	$48.52	$62.70	$57.79
Percentage of new cash rent over previously escalated rents	4.9%	7.1%	23.6%	8.2%	3.5%
Office - Renewal Leases
Total square footage executed	14,929	17,658	84,867	99,690	40,616
Average starting cash rent psf - leases executed	$62.44	$63.87	$57.97	$58.43	$55.99
Previously escalated cash rents psf	$63.90	$65.80	$59.37	$58.28	$54.00
Percentage of new cash rent over previously escalated rents	(2.3%)	(2.9%)	(2.3%)	0.3%	3.7%
Total Manhattan Office Portfolio
Total square footage executed	183,264	92,840	179,334	259,660	256,176
Average starting cash rent psf - leases executed	$57.83	$63.12	$59.02	$64.23	$59.19
Previously escalated cash rents psf	$55.46	$60.11	$53.65	$61.00	$57.19
Percentage of new cash rent over previously escalated rents	4.3%	5.0%	10.0%	5.3%	3.5%
Leasing commission costs per square foot	$21.88	$15.54	$12.53	$27.58	$22.24
Tenant improvement costs per square foot	81.92	48.72	47.13	63.26	68.52

Total LC and TI per square foot (1)	$103.80	$64.26	$59.66	$90.84	$90.76

Occupancy	87.8%	86.0%	84.7%	84.0%	83.9%

First Quarter 2023
Property Summary - Leasing Activity by Quarter -(Continued)
(unaudited)

	Three Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Greater New York Metropolitan Area Office Portfolio
Total leases executed	3	5	6	7	13
Total square footage executed	17,881	49,988	114,682	57,289	61,457
Average starting cash rent psf - leases executed	$43.98	$40.26	$41.56	$38.28	$33.45
Previously escalated cash rents psf	$44.33	$45.15	$43.75	$42.91	$34.92
Percentage of new cash rent over previously escalated rents	(0.8%)	(10.8%)	(5.0%)	(10.8%)	(4.2%)
Leasing commission costs per square foot	$11.86	$6.31	$12.89	$10.96	$9.13
Tenant improvement costs per square foot	98.47	25.53	61.75	34.32	56.86

Total LC and TI per square foot (1)	$110.33	$31.84	$74.64	$45.28	$65.99

Occupancy	80.6%	80.2%	80.7%	82.2%	76.2%
Retail Portfolio
Total leases executed	1	2	7	3	2
Total square footage executed	912	1,498	41,366	3,276	1,013
Average starting cash rent psf - leases executed	$39.47	$262.60	$137.72	$115.08	$120.81
Previously escalated cash rents psf	$65.79	$416.07	$153.81	$115.54	$126.33
Percentage of new cash rent over previously escalated rents	(40.0%)	(36.9%)	(10.5%)	(0.4%)	(4.4%)
Leasing commission costs per square foot	$—	$136.80	$64.33	$10.93	$35.14
Tenant improvement costs per square foot	—	90.32	59.57	—	—

Total LC and TI per square foot (1)	$—	$227.12	$123.90	$10.93	$35.14

Occupancy	86.7%	86.5%	86.4%	92.0%	90.9%
Multifamily Portfolio
Percent occupied	97.2%	96.3%	98.4%	98.4%	97.6%
Total number of units	721	721	625	625	625

Notes:

(1)

Presents all tenant improvement and leasing commission costs as if they were incurred in the period in which the lease was signed, which may be different than the period in which they were actually paid.

First Quarter 2023
Commercial Property Detail
(unaudited)

Property Name	Location or Sub-Market	Rentable Square Feet (1)	Percent Occupied (2)	Percent Leased (3)	Annualized Rent (4)	Annualized Rent per Occupied Square Foot (5)	Number of Leases (6)
Manhattan Office Properties - Office
The Empire State Building	Penn Station -Times Sq. South	2,714,287	83.4%	86.8%	$143,975,578	$63.59	149
One Grand Central Place	Grand Central	1,245,431	87.9%	92.5%	66,701,997	60.93	157
1400 Broadway (7)	Penn Station -Times Sq. South	917,318	98.0%	100.0%	50,465,737	56.11	18
111 West 33rd Street (8)	Penn Station -Times Sq. South	639,647	95.1%	95.1%	39,415,277	64.80	21
250 West 57th Street	Columbus Circle -West Side	466,642	84.6%	84.6%	24,557,272	62.21	33
501 Seventh Avenue	Penn Station -Times Sq. South	461,370	90.9%	90.9%	21,011,985	50.08	22
1359 Broadway	Penn Station -Times Sq. South	457,077	82.2%	91.6%	22,407,331	59.63	30
1350 Broadway (9)	Penn Station -Times Sq. South	372,923	86.3%	89.2%	19,296,244	59.93	52
1333 Broadway	Penn Station -Times Sq. South	296,360	90.0%	90.0%	15,638,827	58.62	15

Manhattan Office Properties - Office		7,571,055	87.8%	90.7%	403,470,249	60.72	497
Greater New York Metropolitan Area Office Properties
First Stamford Place (10)	Stamford, CT	776,831	77.7%	79.5%	25,633,206	42.48	46
Metro Center	Stamford, CT	284,786	81.8%	81.8%	13,234,654	56.83	22
500 Mamaroneck Avenue (11)	Harrison, NY	286,278	87.4%	87.4%	7,465,353	29.84	32

Sub-Total/Weighted Average Greater New York Metropolitan Area Office Properties		1,347,895	80.6%	81.6%	46,333,212	42.64	100

Retail - Manhattan Office Properties
The Empire State Building	Penn Station -Times Sq. South	91,554	76.6%	76.6%	6,932,678	98.80	12
One Grand Central Place	Grand Central	68,733	99.4%	99.4%	8,943,657	130.91	13
1400 Broadway (7)	Penn Station -Times Sq. South	17,879	78.2%	78.2%	1,471,265	105.24	6
112 West 34th Street (8)	Penn Station -Times Sq. South	93,057	100.0%	100.0%	24,825,682	266.78	4
250 West 57th Street	Columbus Circle -West Side	67,231	89.1%	89.1%	8,896,423	148.47	7
501 Seventh Avenue	Penn Station -Times Sq. South	34,564	43.4%	43.4%	1,227,620	81.75	4
1359 Broadway	Penn Station -Times Sq. South	27,467	88.4%	88.4%	1,638,311	67.48	5
1350 Broadway (9)	Penn Station -Times Sq. South	30,710	77.8%	77.8%	5,975,808	250.24	5
1333 Broadway	Penn Station -Times Sq. South	67,001	100.0%	100.0%	9,899,557	147.75	4

Retail - Manhattan Office Properties		498,196	87.4%	87.4%	69,811,001	160.26	60

Retail - Standalone Properties
10 Union Square	Union Square	58,006	91.9%	91.9%	8,193,064	153.71	10
1542 Third Avenue	Upper East Side	56,250	100.0%	100.0%	2,558,277	45.48	4
1010 Third Avenue	Upper East Side	38,235	26.1%	100.0%	412,120	41.24	1
77 West 55th Street	Midtown	25,388	100.0%	100.0%	1,952,250	76.90	3

Sub-Total/Weighted Average Retail Standalone Properties		177,879	81.5%	97.4%	13,115,711	90.50	18

Retail - Multifamily Properties
561 10th Avenue	Hudson Yards	28,266	100.0%	100.0%	1,945,370	68.82	3
345 East 94th Street	Upper East Side	3,700	100.0%	100.0%	226,870	61.32	1
298 Mulberry Street	NoHo	10,365	100.0%	100.0%	1,705,000	164.50	1

Sub-Total/Weighted Average Retail Multifamily Properties		42,331	100.0%	100.0%	3,877,240	91.59	5

Portfolio Total		9,637,356	86.7%	89.4%	$536,607,414	$64.23	680

Total/Weighted Average Office Properties		8,918,950	86.7%	89.3%	$449,803,462	$58.18	597
Total/Weighted Average Retail Properties		718,406	86.7%	90.6%	86,803,953	139.36	83

Portfolio Total		9,637,356	86.7%	89.4%	$536,607,414	$64.23	680

Notes:

(1)

Excludes (i) 201,356 square feet of space across the Company’s portfolio attributable to building management use and tenant amenities and (ii) 80,225 square feet of space attributable to the Company’s observatory.

(2)	Based on leases signed and commenced as of March 31, 2023.
(3)	Based on leases signed but not commenced as of March 31, 2023.
(4)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(5)	Represents annualized rent under leases commenced as of March 31, 2023 divided by occupied square feet.
(6)

Represents the number of leases at each property or on a portfolio basis. If a tenant has more than one lease, whether or not at the same property, but with different expirations, the number of leases is calculated equal to the number of leases with different expirations.

(7)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 40 years (expiring December 31, 2063).
(8)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 54 years (expiring May 31, 2077).
(9)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 27 years (expiring July 31, 2050).
(10)	First Stamford Place consists of three buildings.
(11)	The property was sold in April 2023.

First Quarter 2023
Total Portfolio Expirations and Vacates Summary
(unaudited and in square feet)

	Actual	Forecast (1)			Forecast (1)
Total Office and Retail Portfolio (2)	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	Apr. to Dec. 2023	Full Year 2024
Total expirations	76,906	85,390	150,351	197,736	433,477	649,621
Less: broadcasting	—	(1,215)	(356)	—	(1,571)	(126)

Office and retail expirations	76,906	84,175	149,995	197,736	431,906	649,495

Renewals & relocations (3)	13,595	25,419	39,947	28,496	93,862	182,280
New leases (4)	21,633	15,237	7,033	50,828	73,098	11,744
Vacates (5)	41,678	40,670	92,630	89,213	222,513	224,756
Unknown (6)	—	2,849	10,385	29,199	42,433	230,715

Total Office and Retail Portfolio expirations and vacates	76,906	84,175	149,995	197,736	431,906	649,495

Manhattan Office Portfolio
Total expirations	66,187	74,450	83,041	176,859	334,350	594,396
Less: broadcasting	—	(1,215)	(356)	—	(1,571)	(126)

Office expirations	66,187	73,235	82,685	176,859	332,779	594,270

Renewals & relocations (3)	10,448	21,283	15,526	24,691	61,500	182,280
New leases (4)	21,633	15,237	7,033	50,828	73,098	11,744
Vacates (5)	34,106	36,715	49,741	89,213	175,669	211,125
Unknown (6)	—	—	10,385	12,127	22,512	189,121

Total expirations and vacates	66,187	73,235	82,685	176,859	332,779	594,270

Greater New York Metropolitan Area Office Portfolio
Office expirations	10,719	6,985	67,310	628	74,923	39,232

Renewals & relocations (3)	3,147	4,136	24,241	—	28,557	—
New leases (4)	—	—	—	—	—	—
Vacates (5)	7,572	—	42,889	—	42,889	10,884
Unknown (6)	—	2,849	—	628	3,477	28,348

Total expirations and vacates	10,719	6,985	67,130	628	74,923	39,232

Retail Portfolio (7)
Retail expirations	—	3,955	—	20,249	24,204	15,993

Renewals & relocations (3)	—	—	—	3,805	3,805	—
New leases (4)	—	—	—	—	—	—
Vacates (5)	—	3,955	—	—	3,955	2,747
Unknown (6)	—	—	—	16,444	16,444	13,246

Total expirations and vacates	—	3,955	—	20,249	24,204	15,993

Notes:

(1)

These forecasts, which are subject to change, are based on management’s current expectations, including, among other things, discussions with and other information provided by tenants as well as management’s analyses of past historical trends.

(2)

Any lease on month to month or short-term will re-appear in “Actual” in each period until tenant has vacated or renewed, and thus it would be double counted if periods were cumulated. “Forecast” avoids double counting.

(3)

For forecasted periods, “Renewals & relocations” includes the following: tenants renew their existing leases in all or a portion of their current spaces; tenants which signed renewal leases for a term of less than six months and reappear in forecast periods in 2023; and tenants who move within a building or within the Company’s portfolio.

(4)

For forecasted periods, “New Leases” represents leases that have been signed with a new tenant, a subtenant who signed a direct lease or a tenant who expanded. There may be downtime between the lease expiration and the new lease commencement.

(5)

For forecasted periods, “Vacates” assumes a tenant elects not to renew at the end of their existing lease or exercises an early termination option; leases that the Company decides not to renew at the end of tenants’ existing lease due to anticipated future redevelopment or for other reasons. This also may include early lease terminations.

(6)	For forecasted periods, “Unknown” represents tenants’ whose intention is unknown.
(7)	Includes standalone and non-standalone retail.

First Quarter 2023
Tenant Lease Expirations
(unaudited)

Total Office and Retail Lease Expirations	Number of Leases Expiring (1)	Rentable Square Feet Expiring (2)	Percent of Portfolio Rentable Square Feet Expiring	Annualized Rent (3)	Percent of Annualized Rent	Annualized Rent Per Rentable Square Foot
Available	—	1,019,872	10.6%	$—	0.0%	$—
Signed leases not commenced	22	262,786	2.7%	—	0.0%	—
1Q 2023 (4)	15	52,510	0.5%	2,989,016	0.6%	56.92
2Q 2023	18	46,934	0.5%	2,796,251	0.5%	59.58
3Q 2023	25	150,351	1.6%	8,669,721	1.6%	57.66
4Q 2023	24	197,736	2.1%	12,994,191	2.4%	65.71

Total 2023	82	447,531	4.6%	27,449,179	5.1%	61.33
1Q 2024	22	108,990	1.1%	6,879,683	1.3%	63.12
2Q 2024	16	131,349	1.4%	6,954,672	1.3%	52.95
3Q 2024	20	144,757	1.5%	8,157,482	1.5%	56.35
4Q 2024	37	264,525	2.7%	16,606,703	3.1%	62.78

Total 2024	95	649,621	6.7%	38,598,540	7.2%	59.42
2025	85	537,659	5.6%	35,017,639	6.5%	65.13
2026	74	698,048	7.2%	38,574,894	7.2%	55.26
2027	90	711,138	7.4%	44,438,132	8.3%	62.49
2028	58	959,553	10.0%	50,747,078	9.5%	52.89
2029	48	969,154	10.1%	70,611,264	13.2%	72.86
2030	35	717,325	7.4%	46,888,446	8.7%	65.37
2031	22	169,209	1.8%	20,481,178	3.8%	121.04
2032	30	382,931	4.0%	26,757,441	5.0%	69.88
2033	28	342,399	3.6%	21,018,355	3.9%	61.39
Thereafter	34	1,770,130	18.3%	116,025,268	21.6%	65.55

Total	703	9,637,356	100.0%	$536,607,414	100.0%	$64.23

Manhattan Office Properties (5)
Available	—	705,048	9.3%	$—	0.0%	$—
Signed leases not commenced	18	220,707	2.9%	—	0.0%	—
1Q 2023 (4)	11	48,555	0.6%	2,978,189	0.7%	61.34
2Q 2023	16	39,949	0.5%	2,430,315	0.6%	60.84
3Q 2023	19	83,041	1.1%	4,837,014	1.2%	58.25
4Q 2023	20	176,859	2.3%	11,115,107	2.8%	62.85

Total 2023	66	348,404	4.6%	21,360,625	5.3%	61.31
1Q 2024	18	94,490	1.2%	6,295,845	1.6%	66.63
2Q 2024	16	131,349	1.7%	6,954,672	1.7%	52.95
3Q 2024	14	118,884	1.6%	7,263,708	1.8%	61.10
4Q 2024	35	249,673	3.3%	15,544,447	3.9%	62.26

Total 2024	83	594,396	7.9%	36,058,672	8.9%	60.66
2025	62	386,680	5.1%	25,248,584	6.3%	65.30
2026	53	472,149	6.2%	28,221,224	7.0%	59.77
2027	66	566,524	7.5%	32,922,736	8.2%	58.11
2028	41	828,312	10.9%	44,888,618	11.1%	54.19
2029	34	731,525	9.7%	44,118,591	10.9%	60.31
2030	21	559,188	7.4%	33,952,204	8.4%	60.72
2031	11	82,182	1.1%	5,787,738	1.4%	70.43
2032	22	345,276	4.6%	23,649,713	5.9%	68.50
2033	14	141,583	1.9%	8,516,243	2.1%	60.15
Thereafter	24	1,589,081	20.9%	98,745,301	24.5%	62.14

Total Manhattan office properties	515	7,571,055	100.0%	$403,470,249	100.0%	$60.72

First Quarter 2023
Tenant Lease Expirations
(unaudited)

Greater New York Metropolitan Area Office Properties (6)	Number of Leases Expiring (1)	Rentable Square Feet Expiring (2)	Percent of Portfolio Rentable Square Feet Expiring	Annualized Rent (3)	Percent of Annualized Rent	Annualized Rent Per Rentable Square Foot
Available	—	247,546	18.4%	$—	0.0%	$—
Signed leases not commenced	2	13,836	1.0%	—	0.0%	—
1Q 2023 (4)	3	—	0.0%	10,827	0.0%	—
2Q 2023	2	6,985	0.5%	365,936	0.8%	52.39
3Q 2023	6	67,310	5.0%	3,832,707	8.3%	56.94
4Q 2023	1	628	0.0%	14,130	0.0%	22.50

Total 2023	12	74,923	5.6%	4,223,600	9.1%	56.37
1Q 2024	1	4,230	0.3%	129,998	0.3%	30.73
2Q 2024	—	—	0.0%	—	0.0%	—
3Q 2024	4	24,969	1.9%	836,285	1.8%	33.49
4Q 2024	1	10,033	0.7%	487,519	1.1%	48.59

Total 2024	6	39,232	2.9%	1,453,802	3.1%	37.06
2025	18	128,228	9.5%	5,197,567	11.2%	40.53
2026	14	154,669	11.5%	6,045,590	13.0%	39.09
2027	17	88,575	6.6%	3,709,345	8.0%	41.88
2028	13	127,672	9.5%	4,851,161	10.5%	38.00
2029	6	130,748	9.7%	5,987,564	12.9%	45.79
2030	6	88,430	6.6%	3,850,169	8.3%	43.54
2031	2	5,176	0.4%	153,755	0.3%	29.71
2032	2	4,718	0.4%	148,733	0.3%	31.52
2033	3	164,458	12.2%	7,458,321	16.1%	45.35
Thereafter	1	79,684	5.7%	3,253,605	7.2%	40.83

Total greater New York metropolitan area office properties	102	1,347,895	100.0%	$46,333,212	100.0%	$42.64

Retail Properties
Available	—	67,278	9.4%	$—	0.0%	$—
Signed leases not commenced	2	28,243	3.9%	—	0.0%	—
1Q 2023 (4)	1	3,955	0.6%	—	0.0%
2Q 2023	—	—	0.0%	—	0.0%
3Q 2023	—	—	0.0%	—	0.0%
4Q 2023	3	20,249	2.8%	1,864,954	2.1%	92.10

Total 2023	4	24,204	3.4%	1,864,954	2.1%	77.05
1Q 2024	3	10,270	1.4%	453,840	0.5%	44.19
2Q 2024	—	—	0.0%	—	0.0%	—
3Q 2024	2	904	0.1%	57,489	0.1%	63.59
4Q 2024	1	4,819	0.7%	574,737	0.7%	119.26

Total 2024	6	15,993	2.2%	1,086,066	1.3%	67.91
2025	5	22,751	3.2%	4,571,488	5.3%	200.94
2026	7	71,230	9.9%	4,308,079	5.0%	60.48
2027	7	56,039	7.8%	7,806,051	9.0%	139.30
2028	4	3,569	0.5%	1,007,299	1.2%	282.24
2029	8	106,881	14.9%	20,505,109	23.6%	191.35
2030	8	69,707	9.7%	9,086,073	10.5%	130.35
2031	9	81,851	11.4%	14,539,685	16.8%	177.64
2032	6	32,937	4.6%	2,958,995	3.4%	89.84
2033	11	36,358	5.1%	5,043,791	5.8%	138.73
Thereafter	9	101,365	14.0%	14,026,363	16.0%	138.37

Total retail properties	86	718,406	100.0%	$86,803,953	100.0%	$139.36

Notes:
(1)	If a tenant has more than one lease, whether or not at the same property, but with different expirations, the number of leases is calculated equal to the number of leases with different expirations.
(2)

Excludes (i) 201,356 rentable square feet of space across the Company portfolio attributable to building management use and tenant amenities and (ii) 80,225 square feet of space attributable to the Company’s observatory.

(3)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(4)	Represents leases that are included in occupancy as of March 31, 2023 and expire on March 31, 2023.
(5)	Excludes (i) retail space in the Manhattan office and (ii) the Empire State Building broadcasting licenses and observatory operations.
(6)	Includes lease expirations of 500 Mamaroneck Ave, Harrison, NY which was sold in April 2023.

First Quarter 2023
20 Largest Tenants and Portfolio Tenant Diversification by Industry
(unaudited)

20 Largest Tenants	Property	Lease Expiration(1)	Weighted Average Remaining Lease Term(2)	Total Occupied Square Feet (3)	Percent of Portfolio Rentable Square Feet (4)	Annualized Rent (5)	Percent of Portfolio Annualized Rent (6)
1. LinkedIn	Empire State Building	Aug. 2036	13.4 years	501,409	5.2%	$32,772,732	6.1%
2. Signature Bank	1333 & 1400 Broadway	Jul. 2030 - Apr. 2035	11.8 years	308,207	3.2%	18,136,092	3.4%
3. PVH Corp.	501 Seventh Avenue	Oct. 2028	5.6 years	237,281	2.5%	11,524,123	2.1%
4. Centric Brands Inc.	Empire State Building	Oct. 2028	5.6 years	221,365	2.3%	11,289,615	2.1%
5. Sephora	112 West 34th Street	Jan. 2029	5.8 years	11,334	0.1%	10,533,628	2.0%
6. Target	112 West 34th St., 10 Union Sq.	Jan 2038	14.8 years	81,340	0.8%	9,341,395	1.7%
7. Li & Fung	1359 Broadway, ESB	Oct. 2023 - Oct. 2028	4.6 years	173,273	1.8%	9,260,886	1.7%
8. Macy’s	111 West 33rd Street	May 2030	7.2 years	131,117	1.4%	8,382,100	1.6%
9. Urban Outfitters	1333 Broadway	Sept. 2029	6.5 years	56,730	0.6%	7,955,384	1.5%
10. Coty	Empire State Bilding	Jan. 2030	6.8 years	156,187	1.6%	7,950,113	1.5%
11. Footlocker	112 West 34th Street	Sept. 2031	8.5 years	34,192	0.4%	7,745,959	1.4%
12. Federal Deposit Insurance Corp.	Empire State Building	Dec. 2024	1.8 years	119,226	1.2%	7,567,274	1.4%
13. HNTB Corporation	Empire State Building	Feb. 2029	5.9 years	105,143	1.1%	6,982,050	1.3%
14. Institutional Capital Network, Inc.	One Grand Central Place	Apr 2023 - Oct. 2035	10.1 years	106,759	1.1%	6,770,086	1.3%
15. The Michael J. Fox Foundation	111 West 33rd Street	Nov. 2029	6.7 years	86,492	0.9%	6,219,167	1.2%
16. Shutterstock	Empire State Building	Apr. 2029	6.1 years	104,386	1.1%	6,087,598	1.1%
17. Fragomen	1400 Broadway	Feb. 2035	11.9 years	107,680	1.1%	5,922,400	1.1%
18. Burlington Merchandising Corp.	1400 Broadway	Jan 2038	14.8 years	102,898	1.1%	5,910,828	1.1%
19. ASCAP	250 West 57th Street	Aug. 2034	11.4 years	87,943	0.9%	5,344,751	1.0%
20. Duane Reade	ESB, 1350 Broadway	May 2025 - Sept. 2027	3.3 years	39,142	0.4%	4,903,003	0.9%

Total				2,772,104	28.8%	$190,599,184	35.5%

Notes:

(1)	Expiration dates are per lease and do not assume exercise of renewal or extension options. For tenants with more than two leases, the lease expiration is shown as a range.
(2)	Represents the weighted average lease term based on annualized rent.
(3)	Based on leases signed and commenced as of March 31, 2023.
(4)	Represents the percentage of rentable square feet of the Company’s office and retail portfolios in the aggregate.
(5)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(6)	Represents the percentage of annualized rent of the Company’s office and retail portfolios in the aggregate.

Portfolio Tenant Diversification by Industry (based on annualized rent)

First Quarter 2023
Capital Expenditures and Redevelopment Program and Leasing Opportunity
(unaudited and dollars in thousands)

	Three Months Ended
Capital expenditures	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Tenant improvements - first generation	$—	$6,024	$1,493	$3,502	$4,096
Tenant improvements - second generation	23,919	8,867	20,329	23,163	24,457
Leasing commissions - second generation	4,114	4,721	10,182	5,043	15,051
Building improvements - first generation	—	2,530	868	1,992	1,966
Building improvements - second generation	12,611	6,837	7,986	7,248	7,640

Total	$40,644	$28,979	$40,858	$40,948	$53,210

Leasing Opportunity - Inventory of Current Vacant Space as of March 31, 2023 (in square feet) (1) (2)

Total Portfolio vacant space	1,283,000

Signed leases not commenced (“SLNC”):
Manhattan Office Properties SLNC	221,000
Greater New York Office Properties SLNC	14,000
Retail Properties SLNC	28,000
Greater New York Office Properties	248,000
Retail Properties	67,000
Manhattan Office Properties	612,000
Manhattan Office Properties off market	44,000
Manhattan Office Properties other	49,000

Total	1,283,000

Notes:

(1)	These estimates are based on the Company’s current budgets and are subject to change.
(2)

Redevelopment program is for the Manhattan office assets only. Square footage based on market measurement. Developed space includes space that has been demolished and completed asbestos abatement and available for lease up or ready to be prebuilt. Permanent building use spaces, amenity spaces and broadcasting spaces are excluded.

First Quarter 2023
Observatory Summary
(unaudited and dollars in thousands)

		Three Months Ended
Observatory NOI	Twelve Months to Date	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Observatory revenue (1)	$114,891	$22,154	$32,318	$33,051	$27,368	$13,241
Observatory expenses	32,676	7,855	8,529	8,516	7,776	6,215

NOI	82,215	14,299	23,789	24,535	19,592	7,026
Intercompany rent expense (2)	70,299	15,914	18,204	19,072	17,109	10,620

NOI after intercompany rent	$11,916	$(1,615)	$5,585	$5,463	$2,483	$(3,594)

Observatory Metrics
Number of visitors (3)		443,000	660,000	687,000	573,000	269,000
Change in visitors year over year		64.7%	83.3%	169.4%	253.7%	427.5%
Number of bad weather days (“BWD”) (4)		15	20	7	19	17

Notes:

(1)

Observatory revenues include the fixed license fee received from WDFG North America, the observatory gift shop operator. For the three months ended March 31, 2023, December 31, 2022, September 30, 2022, June 30, 2022, and March 31, 2022 the fixed license fee was $1,807, $1,200, $1,200, $1,200 and $1,200 respectively.

(2)	The observatory pays a market-based rent payment comprised of fixed and percentage rent to the Empire State Building. Intercompany rent is eliminated upon consolidation.
(3)	Reflects the number of visitors who pass through the turnstile, excluding visitors who make a second visit on the same ticket at no additional charge.
(4)	The Company defines a bad weather day as one in which the top of the Empire State Building is obscured from view for more than 50% of the day.

Annual Observatory NOI 2018 to 2022

Notes:

(1)	The 102nd floor observatory was closed for approximately nine months in 2019 for renovations.
(2)	Due to the COVID-19 pandemic, the observatory was closed on March 16, 2020. The 86th floor observatory reopened on July 20, 2020 and the 102nd floor observatory reopened on August 24, 2020.
(3)	The observatory continued to experience a gradual recovery in visitors due to the COVID-19 pandemic.

First Quarter 2023
Condensed Consolidated Balance Sheets
(unaudited and dollars in thousands)

	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Assets
Commercial real estate properties, at cost:
Land	$361,497	$365,540	$334,598	$334,598	$336,278
Development costs	8,178	8,166	8,162	8,162	8,162
Building and improvements	3,183,615	3,177,743	3,194,787	3,193,137	3,190,927

	3,553,290	3,551,449	3,537,547	3,535,897	3,535,367
Less: accumulated depreciation	(1,162,923)	(1,137,267)	(1,159,364)	(1,137,231)	(1,124,090)

Commercial real estate properties, net	2,390,367	2,414,182	2,378,183	2,398,666	2,411,277
Assets held for sale	35,980	35,538	—	—	—
Cash and cash equivalents	272,648	264,434	387,248	359,424	429,716
Restricted cash	108,183	50,244	52,567	53,335	52,951
Tenant and other receivables	23,879	24,102	30,547	43,672	17,800
Deferred rent receivables	238,842	240,188	239,750	233,194	226,565
Prepaid expenses and other assets	57,891	98,114	72,905	82,256	52,152
Deferred costs, net	182,367	187,570	188,706	193,436	197,602
Acquired below-market ground leases, net	327,115	329,073	331,030	332,988	334,946
Right of use assets	28,612	28,670	28,725	28,781	28,842
Goodwill	491,479	491,479	491,479	491,479	491,479

Total assets	$4,157,363	$4,163,594	$4,201,140	$4,217,231	$4,243,330

Liabilities and Equity
Mortgage notes payable, net	$882,142	$883,705	$915,202	$916,657	$947,479
Senior unsecured notes, net	973,714	973,659	973,607	973,555	973,426
Unsecured term loan facility, net	388,901	388,773	388,645	388,507	388,365
Unsecured revolving credit facility, net	—	—	—	—	—
Accounts payable and accrued expenses	71,605	80,729	94,436	113,837	108,077
Acquired below-market leases, net	16,581	17,849	18,897	20,178	22,459
Ground lease liabilities	28,612	28,670	28,725	28,781	28,842
Deferred revenue and other liabilities	76,769	76,091	80,249	80,008	84,380
Tenants’ security deposits	35,111	25,084	27,550	29,615	28,270
Liabilities related to assets held for sale	6,862	5,943	—	—	—

Total liabilities	2,480,297	2,480,503	2,527,311	2,551,138	2,581,298
Total equity	1,677,066	1,683,091	1,673,829	1,666,093	1,662,032

Total liabilities and equity	$4,157,363	$4,163,594	$4,201,140	$4,217,231	$4,243,330

First Quarter 2023
Condensed Consolidated Statements of Operations
(unaudited and in thousands, except per share amounts)

	Three Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Revenues
Rental revenue (1)	$140,091	$145,905	$148,290	$149,339	$147,514
Observatory revenue	22,154	32,318	33,051	27,368	13,241
Lease termination fees	—	—	—	18,859	1,173
Third party management and other fees	427	336	389	326	310
Other revenue and fees	1,950	2,714	1,982	2,130	1,796

Total revenues	164,622	181,273	183,712	198,022	164,034
Operating expenses
Property operating expenses	42,044	39,060	42,798	37,433	38,644
Ground rent expenses	2,331	2,332	2,331	2,332	2,331
General and administrative expenses	15,708	16,478	15,725	15,876	13,686
Observatory expenses	7,855	8,529	8,516	7,776	6,215
Real estate taxes	31,788	31,420	31,831	29,802	30,004
Depreciation and amortization	47,408	44,500	46,984	58,304	67,106

Total operating expenses	147,134	142,319	148,185	151,523	157,986

Total operating income	17,488	38,954	35,527	46,499	6,048
Other income (expense)
Interest income	2,595	2,804	1,564	431	149
Interest expense	(25,304)	(25,634)	(25,516)	(25,042)	(25,014)
Gain on sale of property	15,696	6,818	—	27,170	—

Income (loss) before income taxes	10,475	22,942	11,575	49,058	(18,817)
Income tax (expense) benefit	1,219	(1,322)	(1,457)	(363)	1,596

Net income (loss)	11,694	21,620	10,118	48,695	(17,221)
Net (income) loss attributable to noncontrolling interests:
Non-controlling interests in the Operating Partnership	(4,168)	(7,947)	(3,560)	(18,224)	6,919
Non-controlling interests in other partnerships	43	(28)	49	159	63
Private perpetual preferred unit distributions	(1,050)	(1,050)	(1,050)	(1,051)	(1,050)

Net income (loss) attributable to common stockholders	$6,519	$12,595	$5,557	$29,579	$(11,289)

Weighted average common shares outstanding
Basic	161,339	161,720	162,165	167,118	169,731

Diluted	265,197	265,370	267,121	270,085	273,759

Earnings per share attributable to common stockholders
Basic and diluted	$0.04	$0.08	$0.03	$0.18	$(0.07)

Dividends per share	$0.035	$0.035	$0.035	$0.035	$0.035

Note:

(1)	The following table reflects the components of rental revenue.

	Three Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Rental Revenue
Base rent	$124,782	$131,745	$131,800	$134,794	$133,401
Billed tenant expense reimbursement	15,309	14,160	16,490	14,545	14,113

Total rental revenue	$140,091	$145,905	$148,290	$149,339	$147,514

The preceding table of the components of rental revenue is not, and is not intended to be, a presentation in accordance with GAAP. The Company believes this information is frequently used by management, investors, securities analysts and other interested parties to evaluate the Company’s performance.

First Quarter 2023
Funds from Operations (“FFO”), Modified Funds From Operations (“Modified FFO”), Core Funds from Operations (“Core FFO”), Core Funds Available for Distribution (“Core FAD”) and EBITDA
(unaudited and in thousands, except per share amounts)

	Three Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Reconciliation of Net Income to FFO, Modified FFO and Core FFO
Net Income (loss)	$11,694	$21,620	$10,118	$48,695	$(17,221)
Non-controlling interests in other partnerships	43	(28)	49	159	63
Preferred unit distributions	(1,050)	(1,050)	(1,050)	(1,051)	(1,050)
Real estate depreciation and amortization	46,024	43,076	45,461	56,571	65,414
Gain on sale of property	(15,696)	(6,818)	—	(27,170)	—

FFO attributable to common stockholders and the Operating Partnership	41,015	56,800	54,578	77,204	47,206
Amortization of below-market ground lease	1,958	1,958	1,957	1,958	1,958

Modified FFO attributable to common stockholders and the Operating Partnership	42,973	58,758	56,535	79,162	49,164

Core FFO attributable to common stockholders and the Operating Partnership	$42,973	$58,758	$56,535	$79,162	$49,164

Total weighted average shares and Operating Partnership units
Basic	264,493	263,759	266,035	270,078	273,759

Diluted	265,197	265,370	267,121	270,085	273,759

FFO attributable to common stockholders and the Operating Partnership per share and unit
Basic	$0.16	$0.22	$0.21	$0.29	$0.17

Diluted	$0.15	$0.21	$0.20	$0.29	$0.17

Modified FFO attributable to common stockholders and the Operating Partnership per share and unit
Basic	$0.16	$0.22	$0.21	$0.29	$0.18

Diluted	$0.16	$0.22	$0.21	$0.29	$0.18

Core FFO attributable to common stockholders and the Operating Partnership per share and unit
Basic	$0.16	$0.22	$0.21	$0.29	$0.18

Diluted	$0.16	$0.22	$0.21	$0.29	$0.18

Reconciliation of Core FFO to Core FAD
Core FFO	$42,973	$58,758	$56,535	$79,162	$49,164
Add:
Amortization of deferred financing costs	1,089	1,096	1,156	1,270	1,421
Non-real estate depreciation and amortization	1,237	1,285	1,303	1,285	1,264
Amortization of non-cash compensation expense	4,375	5,412	5,374	5,765	4,460
Amortization of loss on interest rate derivative	1,527	1,525	1,524	1,528	1,529
Deduct:
Straight-line rental revenues	(556)	(6,029)	(7,341)	(8,597)	(2,595)
Above/below-market rent revenue amortization	(703)	(622)	(677)	(1,675)	(1,784)
Corporate capital expenditures	(270)	(162)	(242)	(302)	(241)
Tenant improvements - second generation	(23,919)	(8,867)	(20,329)	(23,163)	(24,457)
Building improvements - second generation	(12,611)	(6,837)	(7,986)	(7,248)	(7,640)
Leasing commissions - second generation	(4,114)	(4,721)	(10,182)	(5,043)	(15,051)

Core FAD	$9,028	$40,838	$19,135	$42,982	$6,070

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income (loss)	$11,694	$21,620	$10,118	$48,695	$(17,221)
Interest expense	25,304	25,634	25,516	25,042	25,014
Income tax expense (benefit)	(1,219)	1,322	1,457	363	(1,596)
Depreciation and amortization	47,408	44,500	46,984	58,304	67,106

EBITDA	83,187	93,076	84,075	132,404	73,303
Gain on sale of property	(15,696)	(6,818)	—	(27,170)	—

Adjusted EBITDA	$67,491	$86,258	$84,075	$105,234	$73,303

First Quarter 2023
Debt Summary
(unaudited and dollars in thousands)

	March 31, 2023				December 31, 2022
	Balance	ESRT Pro-rata Share	Weighted Average			ESRT Pro-rata Share	Weighted Average
Debt Summary			Interest Rate	Maturity (Years)	Balance		Interest Rate	Maturity (Years)
Fixed rate mortgage debt	$898,489	$880,206	3.77%	6.8	$900,630	$882,292	3.77%	7.0
Senior unsecured notes	975,000	975,000	4.05%	6.9	975,000	975,000	4.05%	7.2
Unsecured term loan facilities (1)	390,000	390,000	3.93%	2.8	390,000	390,000	3.93%	3.0

Total fixed rate debt	2,263,489	2,245,206	3.94%	6.2	2,265,630	2,247,292	3.94%	6.4
Unsecured term loan facilities (2)	—	—	—	—	—	—	—	—
Unsecured revolving credit facilities	—	—	—	2.0	—	—	—	2.3

Total variable rate debt	—	—	—	2.0	—	—	—	2.3

Total debt	2,263,489	2,245,206	3.94%	6.2	2,265,630	2,247,292	3.94%	6.4

Deferred financing costs, net	(11,182)				(11,748)
Debt discount	(7,550)				(7,745)

Total	$2,244,757				$2,246,137

Available Capacity	Facility	Outstanding at March 31, 2023	Letters of Credit	Available Capacity
Unsecured revolving credit facility (3)	$850,000	$—	$—	$850,000

Covenant Summary	Required	Current Quarter	In Compliance
Maximum Total Leverage (4)	< 60%	36.9%	Yes
Maximum Secured Leverage (4)	< 40%	14.5%	Yes
Minimum Fixed Charge Coverage	> 1.50x	2.8x	Yes
Minimum Unencumbered Interest Coverage	> 1.75x	5.0x	Yes
Maximum Unsecured Leverage (4)	< 60%	27.0%	Yes

Notes:

(1)	SOFR is fixed at 2.562% for $175 million and 2.626% for $215 million under variable to fixed interest rate swap agreements, through debt maturity.
(2)	As of March 31, 2023, each of our unsecured term loan facilities are fixed under variable to fixed interest rate swap agreements.
(3)

The unsecured revolving credit and term loan facilities have an accordion feature allowing for an increase in maximum aggregate principal balance to $1.5 billion under certain circumstances. This unsecured revolving credit facility matures in March 2025 with two additional six-month extension options.

(4)	Represents the ratio of total indebtedness to total asset value as determined in accordance with the credit facility agreement.

First Quarter 2023
Debt Detail
(unaudited and dollars in thousands)

	Stated Interest Rate (%)	Effective Interest Rate (%) (1)	Principal Balance	ESRT Pro-rata Share		Maturity Date	Amortization
				Percent	Amount
Fixed rate mortgage debt:
Metro Center	3.59%	3.67%	$81,973	100%	$81,973	11/5/2024	30 years
10 Union Square	3.70%	3.97%	50,000	100%	50,000	4/1/2026	Interest only
1542 Third Avenue	4.29%	4.53%	30,000	100%	30,000	5/1/2027	Interest only
First Stamford Place (2)	4.28%	4.73%	178,068	100%	178,068	7/1/2027	5 years interest only; 30 years thereafter
1010 Third Avenue & 77 West 55th St.	4.01%	4.21%	35,616	100%	35,616	1/5/2028	30 years
250 West 57th Street	2.83%	3.21%	180,000	100%	180,000	12/1/2030	Interest only
1333 Broadway	4.21%	4.29%	160,000	100%	160,000	2/5/2033	Interest only
345 East 94th Street - Series A	70% of LIBOR plus 0.95%	3.56%	43,600	90%	39,240	11/1/2030	Interest only
345 East 94th Street - Series B	LIBOR plus 2.24%	3.56%	7,707	90%	6,936	11/1/2030	30 years
561 10th Avenue - Series A	70% of LIBOR plus 1.07%	3.85%	114,500	90%	103,050	11/1/2033	Interest only
561 10th Avenue - Series B	LIBOR plus 2.45%	3.85%	17,025	90%	15,323	11/1/2033	30 years

Total fixed rate mortgage debt			898,489		880,206
Unsecured term loan facility (3)	SOFR plus 1.20%	4.22%	215,000	100%	215,000	3/19/2025	Interest only
Unsecured revolving credit facility (3)	SOFR plus 1.30%	—	—	100%	—	3/31/2025	Interest only
Unsecured term loan facility (3)	SOFR plus 1.50%	4.51%	175,000	100%	175,000	12/31/2026	Interest only
Senior unsecured notes:				100%	—
Series A	3.93%	3.96%	100,000	100%	100,000	3/27/2025	Interest only
Series B	4.09%	4.12%	125,000	100%	125,000	3/27/2027	Interest only
Series C	4.18%	4.21%	125,000	100%	125,000	3/27/2030	Interest only
Series D	4.08%	4.11%	115,000	100%	115,000	1/22/2028	Interest only
Series E	4.26%	4.27%	160,000	100%	160,000	3/22/2030	Interest only
Series F	4.44%	4.45%	175,000	100%	175,000	3/22/2033	Interest only
Series G	3.61%	4.89%	100,000	100%	100,000	3/17/2032	Interest only
Series H	3.73%	5.00%	75,000	100%	75,000	3/17/2035	Interest only

Total / weighted average debt	3.94%	4.20%	2,263,489		$2,245,206

Deferred financing costs, net			(11,182)
Debt discount			(7,550)

Total			$2,244,757

Notes:

(1)	The effective interest rate is composed of the stated interest rate, deferred financing cost amortization and interest associated with variable to fixed interest rate swap agreements.
(2)	Represents a $164 million mortgage loan bearing interest at 4.09% and a $14.1 million mortgage loan bearing interest at 6.25%.
(3)	As of August 29, 2022, the benchmark index interest rate was converted from LIBOR to SOFR, plus a benchmark adjustment of 10.0 basis points.

First Quarter 2023
Debt Maturities and Ground Lease Commitments
(unaudited and dollars in thousands)

Year	Maturities (1)	Amortization	Total	ESRT Pro-rata Share	Percentage of Total Debt	Weighted Average Interest Rate of Maturing Debt
2023	$—	$6,491	$6,491	$6,319	0.3%	n/a
2024	77,675	8,861	86,536	86,288	3.8%	3.59%
2025	315,000	6,893	321,893	321,621	14.3%	3.86%
2026	225,000	7,330	232,330	232,033	10.3%	3.98%
2027	319,000	6,461	325,461	325,136	14.5%	4.21%
2028	146,092	3,556	149,648	149,292	6.6%	4.06%
2029	—	3,988	3,988	3,589	0.2%	n/a
2030	508,600	4,413	513,013	508,212	22.6%	3.67%
2031	—	3,283	3,283	2,955	0.1%	n/a
2032	100,000	3,591	103,591	103,232	4.6%	4.05%
Thereafter	514,007	3,248	517,255	506,530	22.6%	4.13%

Total debt	$2,205,374	$58,115	2,263,489	$2,245,206	100.0%	3.94%

Deferred financing costs, net			(11,182)
Debt discount			(7,550)

Total			$2,244,757

Debt Maturity Profile (2)

Ground Lease Commitments (3)

Year	1350 Broadway (4)	1400 Broadway (5)	111 West 33rd Street (6)	Total
2023	$81	$506	$551	$1,139
2024	108	675	735	1,518
2025	108	675	735	1,518
2026	93	675	735	1,503
2027	72	675	735	1,482
Thereafter	1,656	24,300	36,321	62,277

	$2,118	$27,506	$39,812	$69,437

Notes:

(1)	Assumes no extension options are exercised.
(2)	The table reflects ESRT’s pro-rata share of debt maturities.
(3)	There are no fair value market resets, no step-ups, and no escalations in the three ground lease commitments.
(4)	Expires July 31, 2050 with a remaining term, including unilateral extension rights available to the Company, of approximately 27 years.
(5)	Expires December 31, 2063 with a remaining term, including unilateral extension rights available to the Company, of approximately 40 years.
(6)	Expires May 31, 2077 with a remaining term, including unilateral extension rights available to the Company, of approximately 54 years.

First Quarter 2023
Supplemental Definitions

Funds From Operations (“FFO”)

We compute FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment writedowns of investments in depreciable real estate and investments in in-substance real estate investments, gains or losses from debt restructurings and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to non-controlling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized non-GAAP financial measure for REITs that we believe, when considered with financial statements determined in accordance with GAAP, is useful to investors in understanding financial performance and providing a relevant basis for comparison among REITs. In addition, we believe FFO is useful to investors as it captures features particular to real estate performance by recognizing that real estate has generally appreciated over time or maintains residual value to a much greater extent than do other depreciable assets. Investors should review FFO, along with GAAP net income, when trying to understand an equity REIT’s operating performance. We present FFO because we consider it an important supplemental measure of our operating performance and believe that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of its performance is limited. There can be no assurance that FFO presented by us is comparable to similarly titled measures of other REITs. FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Although FFO is a measure used for comparability in assessing the performance of REITs, as the NAREIT White Paper only provides guidelines for computing FFO, the computation of FFO may vary from one company to another.

Modified Funds From Operations (“Modified FFO”)

Modified FFO adds back an adjustment for any above or below-market ground lease amortization to traditionally defined FFO. We believe this a useful supplemental measure in evaluating our operating performance due to the non-cash accounting treatment under GAAP, which stems from the third quarter 2014 acquisition of two option properties following our formation transactions as they carry significantly below market ground leases, the amortization of which is material to our overall results. We present Modified FFO because we believe it is an important supplemental measure of our operating performance in that it adds back the non-cash amortization of below-market ground leases. There can be no assurance that Modified FFO presented by us is comparable to similarly titled measures of other REITs. Modified FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Modified FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions.

Core Funds From Operations (“Core FFO”)

Core FFO adds back to Modified FFO the following items: loss on early extinguishment of debt, acquisition expenses, severance expenses and IPO litigation expense. The Company believes Core FFO is an important supplemental measure of its operating performance because it excludes non-recurring items. There can be no assurance that Core FFO presented by the Company is comparable to similarly titled measures of other REITs. Core FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Core FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.

Core Funds Available for Distribution (“Core FAD”)

In addition to Core FFO, we present Core FAD by (i) adding to Core FFO non-real estate depreciation and amortization, the amortization of deferred financing costs, amortization of debt discounts and non-cash compensation expenses and (ii) deducting straight line rent, recurring second generation leasing commissions, tenant improvements, prebuilts, capital expenditures, furniture, fixtures & equipment, amortization of debt premiums and above/below market rent revenue. Core FAD is presented solely as a supplemental disclosure that we believe provides useful information regarding our ability to fund our dividends. Core FAD does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Core FAD is not indicative of cash available to fund ongoing cash needs., including the ability to make cash distributions. There can be no assurance that Core FAD presented by us is comparable to similarly titled measures of other REITs.

Net Operating Income (“NOI”)

NOI is a non-GAAP financial measure of performance. NOI is used by our management to evaluate and compare the performance of our properties and to determine trends in earnings and to compute the fair value of our properties as it is not affected by; (i) the cost of funds of the property owner, (ii) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, (iii) acquisition expenses, impairment charges, loss on early extinguishment of debt and loss from derivative financial instruments or (iv) general and administrative expenses and other gains and losses that are specific to the property owner. The cost of funds is eliminated from net operating income because it is specific to the particular financing capabilities and constraints of the owner. The cost of funds is also eliminated because it is dependent on historical interest rates and other costs of capital as well as past decisions made by us regarding the appropriate mix of capital which may have changed or may change in the future. Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in our office or retail properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing our operating results to the operating results of other real estate companies that have not made similarly timed, purchases or sales. We believe that eliminating these costs from net income is useful to investors because the resulting measure captures the actual revenue, generated and actual expenses incurred in operating our properties as well as trends in occupancy rates, rental rates and operating costs. However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, all of which are significant economic costs. NOI may fail to capture significant trends in these components of net income which further limits its usefulness. NOI is a measure of the operating performance of our properties but does not measure our performance as a whole. NOI is therefore not a substitute for net income as computed in accordance with GAAP. This measure should be analyzed in conjunction with net income computed in accordance with GAAP. Other companies may use different methods for calculating NOI or similarly titled measures and, accordingly, our NOI may not be comparable to similarly titled measures reported by other companies that do not define the measure exactly as we do.

Same Store Net Operating Income (“SSNOI”)

In addition to NOI, we present Same Store NOI. Our Same Store portfolio excludes our multifamily assets and includes all of our properties owned and included in our portfolio for all periods presented. It does not include properties held-for-sale or those properties which we otherwise expect to dispose of in the subsequent quarter.

EBITDA and Adjusted EBITDA

We compute EBITDA as net income plus interest expense, income taxes and depreciation. We present EBITDA because we believe that EBITDA, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of its ability to incur and service debt. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of its liquidity. For adjusted EBITDA, we add back impairment charges and gain on disposition of property.